Exhibit 99.1

         PPT VISION REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

    MINNEAPOLIS, Aug. 23 /PRNewswire-FirstCall/ -- PPT VISION, Inc. (Nasdaq:
PPTV) today announced financial results for the third quarter ended July 31, 2005. Revenues for the third quarter were $1,317,000 compared to revenues of $2,505,000 for the same period in fiscal 2004. Net loss for the third quarter was $294,000 or $0.10 per share compared to a net loss in the third quarter of fiscal 2004 of $243,000 or $0.08 per share.

    For the nine-month period ended July 31, 2005, the Company had revenues of $4,409,000 as compared with revenues of $6,565,000 for the first nine months of last fiscal year. The net loss for the nine-month period was $1,774,000 or $0.59 per share in fiscal 2005 compared to a net loss of $812,000 or $0.27 per share in fiscal 2004.

    "The revenue decline realized by PPT in the third quarter is attributable to two major factors," indicated Mr. Joe Christenson, President of PPT VISION. "First, last year's third quarter included revenue of $703,000 from one large OEM account who is no longer purchasing our older Scout product from us, as we have previously announced. Second, excluding the effect of the loss of this OEM account, sales of our older Passport and Scout product lines, which we have been intentionally phasing out, declined by over 50% in comparison with the prior year's third quarter. Going forward, we expect very minimal sales of our older product lines. We expect the overwhelming majority of our future sales to consist of our newer, more competitive and cost effective IMPACT(TM) machine vision product line which is continuing to make positive inroads at a growing number of customer sites.

    "During the third quarter, we introduced two new high resolution models of our IMPACT machine vision hardware and two significant revision level upgrades to our powerful INSPECTION BUILDER(TM) machine vision software. These are important elements of our mission to provide the world's best, premium, machine vision based, intelligent cameras for manufacturing applications. We have now sold over 1,500 IMPACT units and the number of our value-added distributors, system integration partners and end-user customers continues to grow. In addition, we added two new OEM customers who have standardized on the IMPACT platform during the quarter, one of which we publicly announced in June. Our operating expenses declined by $400,000 in the third quarter in comparison to the prior year's third quarter which is a result of the restructuring announced and implemented in April 2005 which serves to significantly reduce our break even point.

    "Looking forward, we are very focused on our three part business strategy consisting of customer driven product development, building up and supporting our value-added distribution and system integration partners, and rolling out application specific software tools and solutions. Despite our revenue decline in the third quarter, we are confident that the product and marketing strategy we are pursuing is improving our competitiveness and is putting the Company in the best possible position to realize sustained future growth and profitability," concluded Mr. Christenson.

    About PPT VISION
    PPT VISION, Inc. ("the Company") designs, manufactures, and markets camera-based intelligent systems for automated inspection in manufacturing applications. The Company's products, commercially known as machine vision systems, enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's machine vision product line is sold on a global basis to end-users, system integrators, distributors and original equipment manufacturers (OEMs) primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company's Common Stock trades on the Nasdaq Small Cap Market tier of The Nasdaq Stock Market under the symbol PPTV. For more information, please see the PPT VISION, Inc. web site at http://www.pptvision.com .

    Conference Call
    The Company has scheduled a conference call for 10:00 a.m. CDT on Tuesday, August 23, 2005. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-8031. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to http://www.vcall.com .

    A digitized replay of the third quarter conference call will be available beginning the afternoon of August 23, 2005 and until 11:59 p.m. (Eastern) on August 30, 2005. To access the replay please use the following numbers: U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are: Account # 286 and Conference ID # 164468. The full conference call will also be available for replay at http://www.vcall.com .

    Forward-Looking Statements
    The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision product line, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2004 and other reports filed with the Securities and Exchange Commission.

PPT VISION, INC.
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share and per share data)

                                         THREE MONTHS ENDED            NINE MONTHS ENDED
                                              JULY 31,                      JULY 31,
                                    ---------------------------   ---------------------------
                                        2005           2004           2005           2004
                                    ------------   ------------   ------------   ------------
Revenue                             $      1,317   $      2,505   $      4,409   $      6,565
Cost of sales                                626          1,192          2,158          3,234
                                    ------------   ------------   ------------   ------------
Gross profit                                 691          1,313          2,251          3,331

OPERATING EXPENSES:
      Sales and marketing                    487            742          1,832          2,083
      General and administrative             246            278            806            860
      Research and development               286            400            996          1,224
      Non-recurring charges                    -              -            390              -
                                    ------------   ------------   ------------   ------------
Total operating expenses                   1,019          1,420          4,024          4,167
                                    ------------   ------------   ------------   ------------
Interest and other income (loss)              34            (14)            54            (12)
                                    ------------   ------------   ------------   ------------
Loss from operations
      Loss from continuing
       operations                           (294)          (121)        (1,719)          (848)
      Income (loss) from
       discontinued operations                 -           (122)           (55)            36
                                    ------------   ------------   ------------   ------------
Net loss                            $       (294)  $       (243)  $     (1,774)  $       (812)
                                    ============   ============   ============   ============
BASIC AND DILUTED LOSS PER SHARE:
      Loss from continuing
       operations                   $      (0.10)  $      (0.04)  $      (0.57)  $      (0.28)
      Income (loss) from
       discontinued operations      $          -   $      (0.04)  $      (0.02)  $       0.01
                                    ------------   ------------   ------------   ------------
   Net loss                         $      (0.10)  $      (0.08)  $      (0.59)  $      (0.27)
                                    ============   ============   ============   ============
Shares used to compute
 basic and diluted loss per share      2,998,093      2,980,021      2,996,851      2,960,614

PPT VISION, INC.
CONDENSED BALANCE SHEETS
(In thousands)

                                                JULY 31,    OCTOBER 31,
                                                  2005         2004
                                              -----------   -----------
                                              (Unaudited)
                 ASSETS
                 ------
CURRENT ASSETS
   Cash and cash equivalents                  $       968   $     2,617
   Accounts receivable, net                         1,298         1,912
   Inventories                                        787           977
   Other current assets                               149           243
      Net assets of discontinued operations             -           200
                                              -----------   -----------
         Total current assets                       3,202         5,949
Fixed assets, net                                     372           323
Intangible assets, net                                 84           162
                                              -----------   -----------
         Total assets                         $     3,658   $     6,434
                                              ===========   ===========
   LIABILITIES AND SHAREHOLDERS' EQUITY
   ------------------------------------
CURRENT LIABILITIES
   Accounts payable and accrued expenses      $       495   $     1,457
   Deferred revenue                                     9            54
                                              -----------   -----------
         Total current liabilities                    504         1,511
         Total shareholders' equity                 3,154         4,923
                                              -----------   -----------
         Total liabilities and
          shareholders' equity                $     3,658   $     6,434
                                              ===========   ===========

CONTACT: Joseph C. Christenson, President and Chief Financial Officer, of PPT VISION, +1-952-996-9500, or ir@pptvision.com/ www.pptvision.com/